UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 17, 2010

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders held on May 17, 2010, the stockholders approved the 2010 Stock Incentive Plan (the “Stock Incentive Plan”) pursuant to which 1,750,000 shares of Chemed Capital Stock (“Capital Stock”) may be issued or transferred to key employees as stock incentives. The full text of the proposed Stock Incentive Plan is set forth as Exhibit 99.1 to this Form 8-K and the following discussion is qualified in its entirety by reference to such text.

The Stock Incentive Plan became effective as of the date it was adopted by the stockholders of the Company, i.e., May 17, 2010. No stock options may be granted under the Stock Incentive Plan after May 17, 2020. The Board of Directors may terminate the Stock Incentive Plan at any earlier time, but outstanding options will continue to be exercisable until they expire in accordance with their terms.

The Stock Incentive Plan authorizes the issuance or transfer of a maximum of 1,750,000 shares of Capital Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Stock Incentive Plan. For purposes of the Stock Incentive Plan, a “subsidiary” is a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company, and “key employees” are employees of the Company or a subsidiary, including officers and directors thereof, who, in the opinion of the Compensation Committee (as defined below), are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company or a subsidiary.

Stock incentives granted under the Stock Incentive Plan may be in the form of options to purchase Capital Stock (“stock options”) or in the form of awards of Capital Stock in payment of incentive compensation (“stock awards”), or a combination of stock awards and stock options. However, no more than 300,000 shares of Capital Stock may be so issued or transferred in the form of stock awards.

The Stock Incentive Plan shall be administered by a Committee (the “Compensation Committee”) consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company.

The Compensation Committee designates the key employees of the Company and its subsidiaries who participate in the Stock Incentive Plan and the form and terms of the number of shares covered by each stock incentive so granted. In making such designation, the Committee may consider an employee’s present or potential contribution to the success of the Company or any subsidiary and other factors which it deems relevant.

Under the Stock Incentive Plan, a stock award will consist of shares of Capital Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Compensation Committee shall designate.

Under the Stock Incentive Plan, a stock option will provide for the purchase of shares of Capital Stock in the future at an option price per share not less than 100 percent of the fair market value of such shares on the date the stock option is granted. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation Committee shall determine, or upon various circumstances which may result in a change of control. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Compensation Committee, provided no such modification shall, without the consent of the optionee, adversely affect any option theretofore granted to him.  No dividends are payable on options.

Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Capital Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Compensation Committee shall determine.

All stock options granted under the Stock Incentive Plan will expire within ten years from the date of grant. No more than 200,000 options may be granted to an individual employee in any calendar year. A stock option is not transferable or assignable by an optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto, and each option is exercisable, during his lifetime, only by him or a permitted transferee or assignee. Unexercised options terminate upon termination of employment, except that if termination arises from a resignation with the consent of the Compensation Committee, the options terminate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while employed, retirement or incapacity, or if he should die within three months following his resignation with the consent of the Compensation Committee, the options terminate fifteen months after an optionee’s termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Compensation/Incentive Committee, does not constitute a termination of employment, but no options are exercisable during such leave of absence.

Exercise of a stock option will be conditioned on an optionee’s payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of Capital Stock at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

None of the stock options granted under the Stock Incentive Plan will be “restricted,” “qualified” or “incentive” stock options or options granted pursuant to an “employee stock purchase plan” as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code of 1986, as amended.

With respect to stock awards in shares of Capital Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the shares of Capital Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in shares of Capital Stock that are restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the shares of Capital Stock at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount.

An optionee realizes no taxable income by reason of the grant of a nonstatutory option. Subject to insider trading restrictions, upon exercise of the option an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the shares of Capital Stock over the option price on the date of exercise. Upon the sale of shares of Capital Stock acquired pursuant to the exercise of an option, an optionee realizes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of such shares on the date of exercise. Such capital gain or loss, as the case may be, will be either short-term or long-term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensation taxable as ordinary income, the Company or a subsidiary (except for certain foreign subsidiaries) will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize a gain on previously owned shares of Capital Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of restrictions on an award may be paid in cash, by surrender of shares, or by withholding of shares of Capital Stock as the Compensation Committee shall determine.

The Board of Directors, upon the recommendation of the Compensation Committee, may amend the Stock Incentive Plan subject, in the case of specified amendments, to stockholder approval. The Stock Incentive Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the Stock Incentive Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Stock Incentive Plan.  No outstanding awards under the Stock Incentive Plan will be priced lower than originally issued without Stockholder approval, except in the case of certain corporate transactions.

The proceeds of sale of shares of Capital Stock under the Stock Incentive Plan will be used by the Company for general corporate purposes.

Item 5.07  Submission of Matters to a Vote of Security Holders

A.  Chemed Corporation held its annual meeting of stockholders on May 17, 2010.

B.  The names of directors elected at this annual meeting are as follows:

Kevin J. McNamara	Walter L. Krebs	Patrick P. Grace
Thomas C. Hutton	Thomas P. Rice	Andrea R. Lindell
George J. Walsh III	Frank E. Wood	Donald E. Saunders
Joel F. Gemunder

A.  The stockholders approved the adoption of the Company’s 2010 Stock Incentive plan: 15,562,692 votes were cast in favor of the proposal and 4,532,944 votes were cast against it, and there were 68,621 abstentions and 1,232,981 broker non-votes.

B.  The stockholders ratified the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2010:  21,162,003 votes were cast in favor of the proposal, 164,817 votes were cast against it, and there were 70,417 abstentions.

D.  With respect to the election of directors, the number of votes cast for each nominee were as follows:

	For	Withheld	Broker Non-Votes

Kevin J. McNamara	19,897,214	267,042	1,232,981
Joel F. Gemunder	17,354,303	2,809,953	1,232,981
Patrick P. Grace	19,852,345	311,911	1,232,981
Thomas C. Hutton	19,894,714	269,542	1,232,981
Walter L. Krebs	19,939,678	224,578	1,232,981
Andrea R. Lindell	19,959,057	205,199	1,232,981
Thomas P. Rice	19,963,638	200,618	1,232,981
Donald E. Saunders	19,894,463	269,794	1,232,981
George J. Walsh III	18,670,383	1,493,873	1,232,981
Frank E. Wood	19,942,021	222,235	1,232,981

Item 9.01  Financial Statements and Exhibits

d)          Exhibit

(99.1)    2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 18, 2010	By:	/s/ Arthur V. Tucker, Jr.
Arthur V. Tucker, Jr.
Vice President and Controller